UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

BILL THE BUTCHER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52439	20-5449905
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Roy Street #16 Seattle, WA	98109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 453-4418

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Bill the Butcher, Inc. (BILB), a neighborhood  butcher shop with four greater Seattle neighborhood locations that is dedicated to supporting local sustainable farming and ethically raised meats announces the settlement of their lawsuit with High Capital Funding, LLC., and the completion of the restructuring of over $1,500,000 of debt.

J’Amy Owens, CEO of Bill the Butcher commented, “Since we retained the services of Finance 500 in May, our company has made a dramatic turnaround.  In four months, William Watson, of Finance 500 was able to bring in $500,000 of new capital, renegotiate $1.5 million of debt, and personally negotiated the settlement of four lawsuits.  It has been nothing short of a business miracle.  Formerly, we had spent over $500,000 in litigation defense costs, and Watson envisioned the strategy and presided over a win-win for all the parties.”

Frank E. Hart, Manager of High Capital Funding, LLC. stated, “We have always respected J’Amy’s insights and entrepreneurial vision for her company.  Unfortunately, as time went on, it was clear that the lawsuits from her co-founders were seriously hurting the company and damaging its access to the capital markets.  As it turned out, Mr. Watson and I were old friends from his days running Corporate Finance at Brookstreet Securities in Irvine, California.  When Watson called me earlier this summer, I had substantial doubts that he could pull the company out of the flames.  But, after devising his settlement plan, he executed it to perfection.  We are again big supporters of the company and are quite optimistic about its future.  We think that with Watson and Finance 500 teaming up with Bill the Butcher, J’Amy Owens’ vision of national expansion for Bill the Butcher can become a reality.”

Watson is very philosophical about the events that have unfolded allowing for the settlement of the lawsuits facing the company.  Watson stated, “In any business deal, you have to find a way for everyone to win.  The Company needed to create a scenario whereby it became in the best interests for all parties to settle the suits for the company to survive and have an opportunity to prosper.

J’Amy Owens added, “Other milestones we have met in the past few months include closing one underperforming location, closing the commissary and relocating our headquarters.  These decisions resulted in a savings of over $150,000 per year.  Our plan is to add 6 more stores to Seattle, build our internet commerce site, and prepare for our national expansion.  “We can finally go back to work on the core business and do the things we do best, which is opening new stores and growing our meaty enterprise”.

Safe Harbor Statement:

Any statements in this press release that are not historical facts are forward-looking statements. In some cases, you can identify those forward-looking statements by words such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those words and some other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those the Company anticipates. Factors that could cause actual results to differ from those contained in the forward-looking statement include, but are not limited to, those risks and uncertainties described in the Company's annual report on form 10-K for its fiscal year ended August 31, 2011 and the other reports and documents the Company files from time to time with the Securities and Exchange Commission. Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to (and expressly disclaims any such obligation to) publicly update or alter its forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILL THE BUTCHER, INC.
(Registrant)
Date:	October 16, 2012	By:	/s/ J’Amy Owens
		Name:	J’Amy Owens
		Title:	Chief Executive Officer